Exhibit 10.37

DEBT EXCHANGE AGREEMENT

THIS DEBT EXCHANGE AGREEMENT (the “Agreement”) is made this 30 day of December 2011 among China Direct Investments, Inc., a Florida corporation, (the “Debt Holder”), Transax International Limited, a Colorado corporation (the “Company”) and Stephen Walters.

W I T N E S S E T H:

WHEREAS, Debt Holder owns and holds debt of the Company in the amount of $538,312.89 (the “Exchange Debt”) which it acquired from Stephen Walters (“Walters”) pursuant to the Bill of Sale and Assignment dated as of the date of this Agreement; and

WHEREAS, the Company desires to exchange an aggregate of 520,010 shares of its Series B Convertible Preferred Stock (the “Series B Preferred Stock”) for the Exchange Debt on the terms and conditions set forth in this Agreement; and

WHEREAS, the Debt Holder desires to exchange the Exchange Debt for the Series B Preferred Stock on the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Debt Holder, the Company and Walters hereby agree as follows:

1. Incorporation by reference.  The above recitals are herein incorporated by reference.

2. Exchange. The Company shall exchange an aggregate of 520,010 shares of its Series B Convertible Series B Preferred Stock (the “Series B Preferred Stock”) for the Exchange Debt on the terms and conditions of this Agreement.

3. Rights and Preferences of the Series B Preferred Stock.  The terms and conditions of the Series B Preferred Stock are set forth in the form of certificate of designation of such series of preferred stock included in Schedule A (the “Certificate of Designations”).

4. Delivery of Series B Preferred Stock.  Within 30 days after the Closing Date, as hereinafter defined, the Company shall deliver to the Debt Holder or their designees, the Series B Preferred Stock.

5. Closing and Conditions to Close.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on or before December 31, 2011 (the “Closing Date”) upon completion of the following conditions:

a. Each of the holders of the Company’s debt listed on Schedule A shall have entered into a Debt Exchange Agreement on terms and conditions substantially the same as the terms and conditions of this Agreement to the satisfaction of the Debt Holder.

6.   Representations and Warranties of the Debt Holder.

a. Good Title to the Exchange Debt.  The Debt Holder has good and marketable title to the Exchange Debt, free and clear of all liens, pledges, options, claims, title defects, encumbrances, charges and other restrictions of every kind (collectively, the “Liens”).  There are no unpaid taxes or other matters which are or could become a Lien on the Exchange Debt.

b.           The Debt Holder is experienced and sophisticated investors, able to fend for itself in the transactions contemplated by this Agreement, and have such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of acquiring the Series B Preferred Stock.

7.  Representations and Warranties of the Company and Walters.

As an inducement to, and to obtain the reliance of CDII, TNSX and Walters represent and warrant, as of the date hereof and as of the Closing Date, as follows:

                             (a) Organization
.  TNSX is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of TNSX’s certificate of incorporation or bylaws.  TNSX has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and TNSX has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

(b)  Capitalization
.  TNSX’s authorized capitalization consists of (a) 100,000,000 shares of common stock, par value $0.00001 per share (“TNSX Common Stock”), of which 96,078,960 shares are issued and outstanding, and (b) 20,000,000 shares of preferred stock, no par value per share, none of which are issued and outstanding.  All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

(c)  Financial Statements and Liabilities.

(i) Included in the TNSX SEC Reports are (i) the audited balance sheets of TNSX as of December 31, 2010 and December 31, 2009 and the related audited statements of operations, stockholders’ equity and cash flows for December 31, 2010 together with the notes to such statements and the opinion of MSPC Certified Public Accountants and Advisors independent registered public accountants with respect to such opinion.

(ii) Included in the TNSX SEC Reports are: (i) unaudited balance sheets of September 30, 2011 and the related unaudited statements of operations, stockholders’ equity and cash flows for the quarters ended on such dates and all such financial statements.

(iii)  All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The TNSX balance sheets are true and accurate and present fairly as of their respective dates the financial condition of TNSX.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, TNSX had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of TNSX, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(iv)  TNSX has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable. TNSX has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.  In addition, all such tax returns are correct and complete in all material respects.  All taxes of TNSX which are (i) shown as due on such tax returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the Financial Statements in accordance with GAAP.  There are no liens for any taxes upon the assets of TNSX, other than statutory liens for taxes not yet due and payable.  TNSX does not know of any proposed or threatened tax claims or assessments.

(v)  The books and records, financial and otherwise, of TNSX are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices and all of TNSX’s assets are reflected on its financial statements, and, except as set forth in the financial statements of TNSX or the notes thereto, TNSX has no liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

(vi) Attached hereto as Schedule A is list of all liabilities of TNSX as of the date hereof which amount includes the Exchange Debt as part of the debt TNSX owes Walters.

(d) Information
.  The information concerning TNSX set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  In addition, TNSX has fully disclosed in writing to CDII (through this Agreement) all information relating to matters involving TNSX or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $1,000 liability, or (ii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on TNSX, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

                             (e) Options or Warrants
.  There are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by TNSX relating to the issued or unissued capital stock of TNSX (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of TNSX) or obligating TNSX to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, TNSX.  There are no outstanding contractual obligations of TNSX to repurchase, redeem or otherwise acquire any shares of TNSX Common Stock of TNSX or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

(f) Absence of Certain Changes or Events
.  Since the date of the most recent TNSX balance sheet included in the TNSX SEC Reports:

(i) except as reflected in a TNSX SEC Report, TNSX has not (i) amended its certificate of incorporation or bylaws except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of TNSX; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or  termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or  (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;
TNSX has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent TNSX balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of TNSX; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and
to its knowledge, TNSX has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of TNSX.

                             (g) Litigation and Proceedings
.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of TNSX after reasonable investigation, threatened by or against TNSX or affecting TNSX or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the TNSX financial statements.  TNSX has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

(h) Contracts. TNSX is not a party to, and its assets, products, technology and properties are not bound by, any leases, contract, franchise, license agreement, agreement, debt instrument, obligation, arrangement, understanding or other commitments whether such agreement is in writing or oral (“Contracts”).

TNSX is not a party to or bound by, and the properties of TNSX are not subject to any Contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and TNSX is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of TNSX.

                             (i) No Conflict With Other Instruments
.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which TNSX is a party or to which any of its assets, properties or operations are subject.

(j) Compliance With Laws and Regulations
.  TNSX has complied with all United States federal, state or local or any applicable foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other applicable requirement or rule of law (a “Law”) applicable to TNSX and the operation of its business.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

(k) Approval of Agreement
.  The Board of Directors of TNSX has authorized the execution and delivery of this Agreement by TNSX and has approved this Agreement and the transactions contemplated hereby.

                             (l) Material Transactions or Affiliations
.  Except as disclosed in the TNSX SEC Reports, there exists no contract, agreement or arrangement between TNSX and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by TNSX to own beneficially, 5% or more of the issued and outstanding common stock of TNSX and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof.  Neither any officer, director, nor 5% Shareholders of TNSX has, or has had since inception of TNSX, any known interest, direct or indirect, in any such transaction with TNSX which was material to the business of TNSX.  TNSX has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

(m) Valid Obligation.
  This Agreement and all agreements and other documents executed by TNSX in connection herewith constitute the valid and binding obligation of TNSX, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

(n) SEC Filings; Financial Statements.

(i) TNSX has made available to CDII a correct and complete copy, or there has been available on EDGAR, copies of each report, registration statement and definitive proxy statement filed by TNSX with the SEC since its initial filing on October 27, 1999 (the “TNSX SEC Reports”), which are all the forms, reports and documents filed by TNSX with the SEC from October 27, 1999 to the date of this Agreement. As of their respective dates, the TNSX SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such TNSX SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)  Each set of financial statements (including, in each case, any related notes thereto) contained in the TNSX SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q promulgated under the Exchange Act) and each fairly presents in all material respects the financial position of TNSX at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect taken as a whole.

                             (o) Over-the-Counter Quotation.
 TNSX Common Stock is quoted on the U.S. reporting company marketplace (“OTCQB”). There is no action or proceeding pending or, to TNSX’s knowledge, threatened against TNSX by OTC Markets Group, Inc. with respect to any intention by such entity to prohibit or terminate the quotation of TNSX Common Stock on the OTCQB.

                             (p) Exchange Act Compliance.
  TNSX is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the shares of TNSX Common Stock have been registered under Section 12(g) of the Exchange Act, and TNSX is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act.

(q) Indemnification. TNSX and Walters agree to indemnify and hold harmless CDII and each of the officers, agents, and directors of CDII (the “CDII Indemnitees”) against any Liabilities incurred or suffered by the CDII Indemnitees.  For this purpose, “Liabilities” shall mean all suits, proceedings, claims, expenses, losses, costs, liabilities, judgments, deficiencies, assessments, actions, investigations, penalties, fines, settlements, interest and damages (including reasonable attorneys' fees and expenses), whether suit is  instituted or not and, if instituted, whether at any trial or appellate level, and whether raised by the parties hereto or a third party, incurred or suffered by the CDII Indemnitees or any of them arising from, in connection with or as a result of (a) any false or inaccurate representation or warranty made by or on behalf of TNSX in or pursuant to this Agreement; (b) any default or breach in the performance of any of the covenants or agreements made by TNSX in or pursuant to this Agreement; (c) any obligation or liability of TNSX which is not included in TNSX’s Financial Statements; and (d) any Liabilities arising out of the claims of creditors of TNSX or any party claiming by, through or under such creditor, including, but not limited to, any bankruptcy trustee or debtor-in-possession.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for two years following the Closing.

8.           Miscellaneous.

A.           Assurances.  All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

B.           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.  It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

C.           Amendment.  This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

D.           Choice of Law.  This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Colorado. Jurisdiction for any litigation related to this Agreement shall be in Broward County, Florida.

E.           Effect of Waiver.  The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same.  The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

F.           Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

G.           Enforcement.  Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.  Venue for any such action, in addition to any other venue permitted by statute, will be in Broward County, Florida.

H.           Binding Nature.  This Agreement will be binding upon and will inure to the benefit of any successor or successors of the parties to this Agreement.

I.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

J.           Construction.  This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

IN WITNESS WHEREOF, the parties have respectively caused this Agreement to be executed on day and year first above written.

Company: Transax International Limited By: /s/ Stephen Walters Name: Stephen Walters Title: President and CEO	Debt Holder: China Direct Investments, Inc. By: /s/ James Wang Name: James Wang Title: President

 Schedule A
Certificate of Designations Series B Preferred Stock

1.1           Automatic Conversion.  Immediately following the date on which the Company shall have filed Articles of Amendment to its Articles of Incorporation with the Secretary of State of Colorado increasing the number of its authorized shares of the Company’s Common Stock, $0.00001 par value (the “Common Stock”) or upon completion of a reverse stock split so that there are a sufficient number of shares of the Common Stock to permit a full conversion of the Series B Preferred Stock into shares of Common Stock based upon the Conversion Price (as hereinafter defined) (the “Conversion Condition”), all amounts due hereunder shall automatically convert into shares of Common Stock at the Conversion Price without any action of the Holder.  Promptly thereafter, the Company shall issue to the Holder a certificate representing the number of shares of Common Stock issued pursuant to such automatic conversion of the Series B Preferred Stock as determined in accordance herewith.

1.2           Conversion Price; Number of Shares.  The number of shares of Common Stock to be issued upon conversion of the Series B Preferred Stock shall be determined by multiplying (i) the number of shares of the Series B Preferred Stock by (ii) one (1) share of Common Stock after giving effect to an anticipated 700 for 1 reverse stock split of the Common Stock (the “Conversion Price”), subject to further adjustment from time to time upon the happening of certain events as set forth below.

1.3           Stock Dividends.  If the Company, at any time while the Series B Preferred Stock is outstanding, shall pay a dividend in shares of, or make other distribution of shares of the Common Stock, then the Conversion Price shall be adjusted, as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Conversion Price in effect immediately prior to such payment or other distribution by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

1.4           Consolidation or Merger.  At any time while the Series B Preferred Stock remains outstanding, in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value), or in the case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute a new Series B Preferred Stock providing that the Holder of the Series B Preferred Stock shall have the right to exercise such new Series B Preferred Stock (upon terms not less favorable to the holder than those then applicable to the Series B Preferred Stock) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of the Series B Preferred Stock, the kind and amount of shares of stock, other securities, money or property receivable upon such consolidation, merger, sale or transfer by the Holder of one share of Common Stock issuable upon exercise of the Series B Preferred Stock had the Series B Preferred Stock been converted immediately prior to such consolidation, merger, sale or transfer. Such new Series B Preferred Stock shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this Section 1.4 shall similarly apply to successive consolidations, mergers, sales and transfers.

1.5           Restrictions on Shares.  The Series B Preferred Stock has been issued by the Company pursuant to the exemption from registration under the Act.  The shares of Common Stock issuable upon conversion of the Series B Preferred Stock may not be offered, sold or otherwise transferred unless (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Company shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably acceptable to the Company) to the effect that such sale or transfer is exempt from the registration requirements of the Act.  Each certificate shares of Common Stock issuable upon conversion of the Series B Preferred Stock that have not been so registered and that has not been sold pursuant to an exemption that permits removal of the applicable legend, shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS:

1.6  Liquidation. In the event of a liquidation of the Company, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of the Common Stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the Conversion Amount; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the “Pari Passu Shares”), if any, then each Holder and each holder of any such Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. After the foregoing distributions, the Holders shall be entitled, on a pari passu basis with the holders of Common Stock and treating for the purpose thereof all of the Preferred Shares as having been converted into Common Stock pursuant to Section 2, to participate in the distribution of any remaining assets of the Company to the holders of the outstanding Common Stock. To the extent necessary, the Company shall cause such actions to be taken by any of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section. All the preferential amounts to be paid to the Holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of other classes or series of preferred stock of the Company junior in rank to the Preferred Shares in connection with a Liquidation Event as to which this Section applies. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a Liquidation Event.